UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 22, 2020
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On July 22, 2020, Steven Madden, Ltd. (the “Company”) entered into a $150 million revolving credit agreement (the “Credit Agreement”) with various lenders and Citizens Bank, N.A., as administrative agent (in such capacity, the “Agent”). The Credit Agreement replaces the Company’s existing credit facility provided by Rosenthal & Rosenthal, Inc. (“Rosenthal”). The Company intends to use the new revolving credit facility for general corporate purposes.

The Credit Agreement provides for a revolving credit facility scheduled to mature on July 22, 2025. The initial maximum availability under the revolving credit facility is $150 million, subject to a borrowing base consisting of certain eligible credit card receivables, accounts, inventory, and, subject to the satisfaction of certain conditions, in-transit inventory. Availability under the revolving credit facility is reduced by outstanding letters of credit. As of July 22, 2020, no revolving loans or letters of credit were outstanding under the Credit Agreement. The Company may from time to time increase the maximum availability under the Credit Agreement by up to $100 million if certain conditions are satisfied, including (i) the absence of any default under the Credit Agreement, and (ii) the Company obtaining the consent of the lenders participating in each such increase.

Borrowings under the Credit Agreement generally bear interest at a variable rate equal to, at the Company’s election, (i) LIBOR for the applicable interest period plus a specified margin, which is based upon average availability under the revolving credit facility from time to time, or (ii) the base rate (which is the highest of (a) the prime rate announced by Citizens Bank, N.A. or its parent company, (b) the sum of the federal funds effective rate plus 0.50%, and (c) the sum of one-month LIBOR plus 1%) plus a specified margin, which is based upon average availability under the revolving credit facility from time to time.

Under the Credit Agreement, the Company must also pay (i) a commitment fee to the Agent, for the account of each lender, which shall accrue at a rate equal to 0.40% per annum on the average daily unused amount of the commitment of such lender, (ii) a letter of credit participation fee to the Agent, for the account of each lender, ranging from 2.00% to 2.50% per annum, based upon average availability under the revolving credit facility from time to time, multiplied by the average daily amount available to be drawn under the applicable letter of credit, and (iii) a letter of credit fronting fee to each issuer of a letter of credit under the Credit Agreement, which shall accrue at a rate per annum separately agreed upon between the Company and such issuer.

The Credit Agreement contains various restrictions and covenants applicable to the Company and its subsidiaries. Among other requirements, availability under the revolving credit facility must, at all times, (i) prior to the occurrence of the permanent borrowing base trigger (as defined in the Credit Agreement), equal or exceed the greater of $22.5 million and 15% of the line cap (as defined in the Credit Agreement), and (ii) after the occurrence of the permanent borrowing base trigger, equal or exceed the greater of $15 million and 10% of the line cap. Other than this minimum availability requirement, the Credit Agreement does not include any financial maintenance covenants.

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The Credit Agreement requires various subsidiaries of the Company to guarantee obligations arising from time to time under the revolving credit facility, as well as obligations arising in respect of certain cash management and hedging transactions. The Credit Agreement also requires the Company to guarantee its subsidiaries’ obligations under the revolving credit facility and in respect of certain cash management and hedging transactions. Subject to customary exceptions and limitations, all of the borrowings under the Credit Agreement are secured by a lien on all or substantially all of the assets of the Company and each subsidiary guarantor, including the assets included in the borrowing base. Certain additional subsidiaries of the Company may from time to time become borrowers or guarantors pursuant to the Credit Agreement.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the Agent may, and at the request of the required lenders shall, terminate the loan commitments under the Credit Agreement, declare any outstanding obligations under the Credit Agreement to be immediately due and payable and/or require that the Company adequately cash collateralize outstanding letter of credit obligations. In addition, if, among other things, the Company or, with certain exceptions, a subsidiary thereof becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the loan commitments under the Credit Agreement will automatically terminate, any outstanding obligations under the Credit Agreement will automatically become immediately due and payable, and the cash collateral required under the Credit Agreement for any outstanding letter of credit obligations will automatically become immediately due and payable.

Amended and Restated Deferred Purchase Factoring Agreement

On July 22, 2020, the Company also entered into an Amended and Restated Deferred Purchase Factoring Agreement (the “Factoring Agreement”) among the Company, certain of the Company’s subsidiaries party thereto (collectively with the Company, the “Madden Entities”), and Rosenthal. Pursuant to the Factoring Agreement, Rosenthal will serve as the collection agent with respect to certain of the Madden Entities’ receivables and will be entitled to receive a base commission of 0.20% of the gross invoice amount of each receivable assigned for collection, plus certain additional fees and expenses, subject to certain minimum annual commissions. Rosenthal will generally assume the credit risk resulting from a customer’s financial inability to make payment with respect to credit approved receivables. The initial term of the Factoring Agreement is twelve months, subject to automatic renewal for additional twelve-month contract periods, and the Factoring Agreement may be terminated at any time by Rosenthal or the Madden Entities on 60 days’ notice and upon the occurrence of certain other events. The Madden Entities pledged all of their right, title and interest in, to and under the Factoring Agreement in favor of the Agent to secure obligations arising under or in connection with the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Factoring Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Factoring Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

PJ Solomon acted as financial advisor to the Company with respect to the Credit Agreement, and Foley & Lardner LLP acted as legal counsel to the Company with respect to the Credit Agreement and the Factoring Agreement.

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Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Credit Agreement and the Factoring Agreement referred to under Item 1.01 of this Current Report on Form 8-K, on July 22, 2020, the Company amended, restated, replaced, and superseded (i) the Collection Agency Agreement, dated July 10, 2009, as previously amended, between the Company and certain subsidiaries of the Company, on the one hand, and Rosenthal, on the other hand, and (ii) certain other collection agency agreements between subsidiaries of the Company identified in the Factoring Agreement and Rosenthal (collectively, the “Collection Agency Agreements”). Under the Collection Agency Agreements, the Company and the subsidiaries party to the Collection Agency Agreements had the right to request advances from Rosenthal of up to the lesser of 85% of aggregate receivables submitted to Rosenthal or $50 million with a $15 million sub-limit for letters of credit. Such advances bore interest at a rate based, at the Company’s election, upon a calculation that used either the prime rate minus 0.5% per annum or LIBOR plus 2.5% per annum.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.01*	Credit Agreement, dated as of July 22, 2020, among Steven Madden, Ltd., the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent.

10.02	Amended and Restated Deferred Purchase Factoring Agreement, dated as of July 22, 2020, among Steven Madden, Ltd., certain subsidiaries of Steven Madden, Ltd. party thereto and Rosenthal & Rosenthal, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2020

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer